                                 SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                TOWER AIR, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required


[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     (4) Proposed maximum aggregate value of transaction:


     (5) Total fee paid:


[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


     (2) Form, Schedule or Registration Statement No.:


     (3) Filing Party:


     (4) Date Filed:

                                TOWER AIR, INC.
                                 HANGAR NO. 17

                           JFK INTERNATIONAL AIRPORT

                            JAMAICA, NEW YORK 11430

                         -----------------------------

                    Notice of Annual Meeting of Stockholders
                         -----------------------------

             Notice is hereby given that the Annual Meeting of stockholders of Tower Air, Inc. (the "Company") will be held at the Tower Air Terminal, JFK International Airport, Jamaica, New York 11430, on Tuesday, May 20, 1997 at 11:00 a.m., for the following purposes:

         1. To elect a Board of Directors of six directors to serve for the ensuing year and until their successors are elected and qualified.

         2. To ratify the appointment of Ernst & Young LLP as auditors for the fiscal year ending December 31, 1997.

         3. To transact such other business as may be properly brought before the meeting or any adjournment thereof.

         Holders of record of the Common Stock of the Company at the close of business on May 2, 1997 will be entitled to vote at the meeting or any adjournment thereof with respect to all proposals.

         Stockholders are invited to attend the meeting. Whether or not you expect to attend, WE URGE YOU TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. If you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy.

         Regardless of how many shares you own, your vote is very important. Please SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.


                                  By Order of the Board of Directors



                                           /s/ Stephen L. Gelband
                                           STEPHEN L. GELBAND
                                           Secretary


Jamaica, New York
Dated:   May 2, 1997

                                TOWER AIR, INC.
                                 HANGAR NO. 17
                           JFK INTERNATIONAL AIRPORT
                            JAMAICA, NEW YORK 11430
                        --------------------------------

                                PROXY STATEMENT
                        --------------------------------

              This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies BY THE BOARD OF DIRECTORS OF TOWER AIR, INC., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders to be held on Tuesday, May 20, 1997, at 11:00 a.m., at the Tower Air Terminal, JFK International Airport, Jamaica, New York 11430 and any adjournment or postponement thereof. This proxy statement and the accompanying proxy card are first being mailed by the Company on or about May 2, 1997 to the Company's stockholders. The cost of the solicitation of proxies will be borne by the Company.

          Whether or not you plan to attend the Annual Meeting, please sign and return the enclosed proxy in the accompanying postage-paid and addressed envelope. Each proxy executed and returned by a stockholder may be revoked at any time thereafter, except as to any matter or matters upon which, prior to such revocation, a vote will have been cast pursuant to the authority conferred by such proxy. If you attend the meeting you may, if you wish, vote in person, thereby cancelling any proxy previously given. Alternatively, you may revoke your proxy by notifying the Secretary of the Company in writing prior to the Annual Meeting or by signing a later-dated proxy.

          Only holders of record of the common stock, par value $.01 per share (the "Common Stock"), of the Company at the close of business on May 2, 1997 (the "Record Date") will be entitled to vote with respect to the proposals set forth on the attached Notice of Annual Meeting. On that date, the Company had 15,290,006 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the meeting. The presence in person or by proxy of the holders of a majority in interest of the Common Stock shall constitute a quorum for matters to be voted on by the Common Stock. The affirmative vote of the majority of shares of Common Stock present or represented, and entitled to vote at the meeting, is required for approval of all matters.

          The mailing address of the Company is Hangar No. 17, JFK International Airport, Jamaica, New York 11430.

          All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of directors, in voting by proxy, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to the ratification of the appointment of Ernst & Young LLP ("Ernst & Young") as independent auditors, stockholders may vote in favor of the proposal, against the proposal or they may abstain from voting. Stockholders should specify their choices on the enclosed proxy card. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the election of all nominees and FOR the proposal to ratify the appointment of Ernst & Young as independent auditors, and will be deemed to grant discretionary authority to vote upon any other matters properly coming before the meeting. If an executed proxy is returned by a broker holding shares of Common Stock in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for the purpose of determining whether a quorum is present, but not for the purpose of calculating the vote with respect to such matter.

          The Annual Report to stockholders of the Company for the fiscal year ended December 31, 1996, including financial statements as of December 31, 1996 and for the year then ended, is being mailed herewith to each stockholder of record. THE COMPANY HAS AGREED TO PROVIDE WITHOUT CHARGE TO STOCKHOLDERS, UPON THEIR WRITTEN REQUEST AND UPON PAYMENT THEREFOR, COPIES OF EXHIBITS TO THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, WHICH IS INCLUDED AS PART OF THE COMPANY'S ANNUAL REPORT.


                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

I.  ELECTION OF DIRECTORS

GENERAL

          Six directors are to be elected at the Annual Meeting. It is the intention of the persons named in the accompanying proxy to vote each proxy executed and returned by a stockholder FOR the election of each of the persons listed below as a director of the Company unless authority to do so is withheld on such proxy. All directors will serve until the next Annual Meeting of stockholders and until his or her successor has been elected and qualified.

          Should any candidate for director become unavailable for any reason, such proxies will be voted for the alternate candidate, if any, chosen by the Board of Directors. All the nominees, except Mr. Kelmenson, are currently directors of the Company. The nominees for director listed below have consented to serve if elected and the Company has no reason to believe that any of them will be unable to serve.


NAME                                   AGE  DIRECTOR SINCE
-------------------------------------  ---  --------------
               Morris K. Nachtomi       60            1982

               Stephen L. Gelband       66            1985

               Stephen A. Osborn        47            1993

               Henry P. Baer            61            1993

               Stanley S. Shuman        61            1993

               Leo-Arthur Kelmenson     70              --


INFORMATION ABOUT NOMINEES

          Information concerning the names, principal occupations and certain other matters regarding the six nominees for seats on the Board of Directors is set forth as follows:

          Mr. Nachtomi has been President of the Company since 1986, Chief Executive Officer and Chairman of the Board of Directors since 1989, and a Director since 1982. After a thirty year career at El Al Israel Airlines, Mr. Nachtomi became Executive Vice President of Tower Travel Corporation, and helped establish M.Z.M. Aviation Inc. and Metro International Airways, G.S.A. Mr. Nachtomi served as President of M.Z.M. Aviation Inc. and Metro International Airways, G.S.A. before he co-founded the Company in 1982.

          Mr. Gelband has been a Director of the Company since 1985, Secretary since 1988, and General Counsel since 1988. Mr. Gelband is a founder and Director of the Washington Airports Task Force, a coalition of local and state governments and private businesses promoting service to Washington National Airport and Dulles International Airport. He is also a founder and Director of the Air and Space Heritage Council which promotes the expansion of the National Air and Space Museum at Washington Dulles International Airport. Mr. Gelband served as Trial Attorney at the Civil Aeronautics Board from 1957 to 1960, and has been in private practice of law since 1960. Mr. Gelband is a Vice President in the law firm of Hewes, Gelband, Lambert & Dann, P.C., Washington, D.C., and provides legal services to the Company, principally in the area of corporate and federal aviation law. Mr. Gelband holds degrees from Yale College and Harvard Law School.

          Mr. Osborn has been a Director of the Company from September 1988 until December 1992, and from May 1993 until the present. Mr. Osborn is a Managing Director in the Private Securities Division of CIGNA Investments, Inc., the investment management affiliate of CIGNA Corporation, a position he has held for more than five years. Prior to 1990, Mr. Osborn managed the investment activities of CIGNA Venture Capital, Inc. He holds a B.A. degree from Trinity College and an M.B.A. degree from the Johnson School of Management at Cornell University.

          Mr. Baer has been a Director of the Company since January 1993. Since 1990, Mr. Baer has been of counsel to the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. From January 1978 through June 1990, Mr. Baer was a partner of Skadden, Arps, Slate, Meagher & Flom, where he headed the firm's labor and employment law practice between 1982 and 1990. Mr. Baer is also a Director of Hampton Jitney, Inc. He holds a B.A. degree from Brown University and a J.D. degree from Harvard Law School.

          Mr. Shuman has been a Director of the Company since December 1993. For more than five years, he has been a Managing Director and Executive Vice President of Allen & Company Incorporated, a New York investment banking firm. Mr. Shuman is also a Director of Bayou Steel Corporation, Hudson General Corporation and News Corporation Limited. He holds degrees from Harvard College, Harvard Law School and Harvard Business School.

          Mr. Kelmenson is a nominee to the Board of Directors. Mr. Kelmenson is currently the Chairman of the Board of Directors of Bozell, Jacobs, Kenyon & Eckhardt, Inc. ("BJK&E"). Since 1968, he has served as an executive officer of Kenyon & Eckhardt, the predecessor firm of BJK&E, first as the Chief Executive Officer, and later as the President, Chairman and Chief Executive Officer. He is a graduate of Columbia University, the Career Diplomat School of the University of Geneva (Switzerland) and the University of Mexico.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

          The Board of Directors has designated from among its members an Audit Committee which consists of Messrs. Shuman and Osborn. During the fiscal year ended December 31, 1996, the Audit Committee met once. The Audit Committee has the duty and authority to oversee the auditing and accounting functions and procedures of the Company, and to report and make recommendations to the Board of Directors with respect to such matters. The Board of Directors has also designated from among its members a Compensation Committee, which consists of Messrs. Shuman and Osborn. The primary responsibility of the Compensation Committee is to administer the Company's 1993 Long-Term Incentive Plan (as described below). The Compensation Committee met once during the fiscal year ended December 31, 1996 as part of a regular Board of Directors meeting, a significant portion of which was devoted to employment compensation issues.

          During the fiscal year ended December 31, 1996, there were ten meetings of the Board of Directors. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors. Both members of the Audit Committee attended the meeting of the Audit Committee and both members of the Compensation Committee attended the meeting of the Compensation Committee.

COMPENSATION OF DIRECTORS

          Messrs. Osborn and Baer each receive a fee of $5,000 per meeting for serving as directors on the Board of Directors. Mr. Shuman receives a monthly fee of $10,000 for serving as a director on the Board of Directors and as chairman of the Audit Committee and the Compensation Committee. Mr. Nachtomi, who is the President and Chief Executive Officer of the Company, and Mr. Gelband, who is Secretary and General Counsel of the Company, receive no additional compensation for serving on the Board of Directors. See "Certain Transactions." Pursuant to the Company's 1993 Long-Term Incentive Plan (the "Plan"), (i) each individual who is elected to the Board of Directors for the first time will receive, upon such election, options to acquire 10,000 shares of Common Stock and (ii) on the date of each of the next five annual meetings of the Company's stockholders after such election, each continuing director will receive an additional grant of options to acquire 5,000 shares of Common Stock. Thus, pursuant to the Plan, each of the four non-employee directors of the Company (i) were granted an option to acquire 10,000 shares of Common Stock in November or December 1993 and (ii) were granted an option to acquire 5,000 shares of Common Stock on the dates of each of the last annual meetings of the Company's stockholders, June 21, 1994, May 23, 1995 and May 14, 1996.

RECOMMENDATION OF THE BOARD OF DIRECTORS

          The Board of Directors recommends that the stockholders vote FOR the election of each of the above nominees.

II.  SELECTION OF INDEPENDENT AUDITORS

          The Board of Directors has selected Ernst & Young as independent auditors for the Company for the current fiscal year. The stockholders are requested to signify their approval or disapproval of the selection.

          Representatives of Ernst & Young are expected to be present at the Annual Meeting, and will have the opportunity to make a statement and to respond to appropriate questions.

          As auditors of the Company, Ernst & Young provides professional services in connection with its audit function that include the examination of the Company's financial statements, the review of the Company's filings with the Securities and Exchange Commission, and consultation with respect to accounting and financial reporting matters.

          The Board of Directors recommends that the stockholders vote FOR the selection of Ernst & Young as independent auditors.

III.  OTHER MATTERS

          Management does not intend to bring any business before the Annual Meeting other than as set forth above, nor does it know of any business that will be presented by others for action by stockholders at the meeting. However, if any other business shall properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment on such matters.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth as of April 10, 1997 (except with respect to footnote 2) certain information with regard to the ownership of the Company's outstanding Common Stock by (i) each person who is known by the Company to beneficially own more than 5% of the Common Stock, (ii) each director of the Company and each nominee for director of the Company, (iii) each of the Company's executive officers named in the Summary Compensation Table below and
(iv) all of the Company's current directors and executive officers as a group. Except as otherwise stated in the footnotes to the following table, beneficial ownership of shares means that the beneficial owner thereof has sole voting and investment power with respect to such shares. The Company had 15,290,006 shares of Common Stock outstanding as of April 10, 1997.


                                                                 SHARES OF COMMON STOCK
                                                                   BENEFICIALLY OWNED
                                                               ----------------------------
                         NAME OF                                                 PERCENT
                    BENEFICIAL OWNER                               NUMBER      OF CLASS (*)
-------------------------------------------------------------  --------------  ------------
Nachtomi Family Limited Partnership..........................  11,733,006(1)          76.7
  Hangar 17, JFK International Airport
  Jamaica, New York 11430
Dimensional Fund Advisors Inc................................     871,800(2)           5.7
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
Morris K. Nachtomi...........................................             (1)
Stephen L. Gelband...........................................    12,500(3)(4)          *
Stephen A. Osborn............................................      10,000(3)           *
Henry P. Baer................................................    15,000(3)(4)          *
Stanley S. Shuman............................................      20,000(3)           *
Leo-Arthur Kelmenson.........................................           0
Guy A. Nachtomi..............................................            (1)
Mark T. Hayes................................................           0(5)
Josephina M. Essex...........................................           0(5)
Cho T. Tsang.................................................           0(5)

All directors and executive officers as a group (8 persons)..  11,790,506(3)          77.1
----------------------

*    Less than one percent.
(1) 11,733,006 shares of Common Stock are owned of record by the Nachtomi Family Limited Partnership, of which Morris K. Nachtomi, the President, Chief Executive Officer and Chairman of the Company is the managing general partner, and of which Guy A. Nachtomi, the Vice President -- Operations of the Company is a limited partner.
(2) By letter dated April 21, 1997, Dimensional Fund Advisors Inc. ("DFA") advised the Company that 871,800 shares of the Company's Common Stock were held in portfolios of DFA Investment Dimensions Group Inc. (the "Fund"), a registered open-end investment company or in series of the DFA Investment Trust Company (the "Trust"), a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which DFA serves as investment manager. DFA shares voting power over 130,100 shares which are owned by the Fund and 156,700 shares which are owned by the Trust with certain of its officers who also serve as officers of the Fund and the Trust, respectively.
(3) Amounts include currently exercisable options, as well as options exercisable within 60 days, to purchase a total of 10,000 shares of Common Stock granted to each of Messrs. Gelband, Osborn, Baer and Shuman pursuant to the Plan.
(4) Messrs. Gelband and Baer own 2,500 and 5,000 shares of the Company's Common Stock, respectively, jointly with their respective spouses.
(5) Options to purchase Common Stock granted to Ms. Essex and Messrs. Hayes and Tsang were terminated pursuant to the Plan, upon the cessation of their employment with the Company.

                               EXECUTIVE OFFICERS

          On the Record Date, the following individuals served as officers and key employees of the Company:


                NAME                   AGE                 POSITION
-------------------------------------  ---  --------------------------------------
Morris K. Nachtomi                      60  President, Chief Executive Officer and
                                             Chairman of the Board of Directors
Stephen L. Gelband                      66  Secretary
Ramesh Punwani                          54  Chief Financial Officer and Vice
                                             President -- Finance
Guy A. Nachtomi                         24  Vice President -- Operations

Vincent Vitale                          58  Vice President -- Maintenance

          Information concerning the principal occupations and certain other matters regarding the executive officers and key employees of the Company (other than Messrs. Morris K. Nachtomi and Stephen L. Gelband, about whom information is set forth above) is set forth as follows:

          Mr. Punwani has been Chief Financial Officer and Vice President -- Finance since September 1996. From 1993 to 1996, he was Senior Vice President and Chief Financial Officer of Empire Blue Cross Blue Shield. Prior to that, he held senior finance and planning positions at PanAm and TransWorld Airlines for over 27 years. His last airline position was Senior Vice President and Chief Financial Officer of PanAm. Mr. Punwani holds an M.B.A. degree from New York University and a Masters in Industrial Engineering and Research from Cornell University.

          Mr. Guy A. Nachtomi has been Vice President -- Operations since he rejoined the Company in November 1995. From 1994 to 1995, Mr. Nachtomi worked in International Film Marketing and Distribution at Twentieth Century Fox. From June 1993 to April 1994, he served as Vice President of the Company. Mr. Guy A. Nachtomi has a B.A. degree from Williams College. Mr. Guy A. Nachtomi is the son of Mr. Morris K. Nachtomi.

          Mr. Vincent Vitale has been Vice President -- Maintenance since February 1997. From 1968 to 1991, Mr. Vitale held positions of increasing responsibility in aircraft and engine maintenance at PanAm. His last position was System Director of station maintenance. Mr. Vitale was Vice President of Maintenance for PanAm Express until 1992, Vice President of Customer Support for Jetstream Aircraft from 1992 to 1995 and Vice President of Maintenance for Airtran Airways from 1995 to 1996. He holds an FAA Airframe and Powerplant License. He attended the State University of New York, Farmingdale and majored in Business Administration and also graduated from the Manhattan High School of Aviation Trades.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

          The following table sets forth all compensation earned by the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers during fiscal 1996 for services rendered in all capacities to the Company for the years indicated. No other executive officer who would have been includible in such table on the basis of salary and bonus earned for the 1996 fiscal year resigned or terminated his employment during that fiscal year.


                                                                      SECURITIES    ALL OTHER
                                YEAR ENDED                            UNDERLYING    COMPENSA-
 NAME AND PRINCIPAL POSITION   DECEMBER 31,   SALARY($)   BONUS ($)   OPTIONS(#)    TION($)(2)
-----------------------------  ------------  ----------  ----------  ------------  ------------
Morris K. Nachtomi (1)                 1996   1,000,000           -            -             -
 President, Chief Executive            1995   1,000,000           -            -             -
 Officer and Chairman                  1994   1,000,000           -            -             -

Guy A. Nachtomi                        1996     133,333           -          752             -
 Vice President --                     1995      10,000         923            -             -
 Operations                            1994      33,452           -            -             -

Mark T. Hayes                          1996     111,904           -        5,898         2,984
 Former Vice President --              1995     118,450           -        5,513         2,477
 Aircraft Scheduling and               1994      96,117           -          513             -
 Military Contracts

Josephina M. Essex                     1996     111,250           -          866             -
 Former Vice President and             1995     113,771       7,500          879             -
 Chief Financial Officer               1994      92,443       5,250          256         1,926

Cho T. Tsang                           1996     107,766           -            -             -
 Former Vice President --              1995       3,542           -            -             -
 Maintenance                           1994           -           -            -             -

-----------------------------------------------------------------------------------------------

(1) Mr. Nachtomi and the Company entered into an employment agreement in October 1993, pursuant to which he serves as President and Chief Executive Officer of the Company at an annual salary of $1,000,000.
(2) Amounts reflect matching contributions paid by the Company pursuant to the Tower Air, Inc. Non-Qualified 401(k) Plan, which became effective on January 1, 1995. This plan has been terminated effective December 31, 1996.

OPTION/SAR GRANTS

          During the year ended December 31, 1996, no options to purchase the Company's Common Stock and no stock appreciation rights ("SARs") were granted to the individuals identified in the above Summary Compensation Table.

EMPLOYMENT AGREEMENTS

          Mr. Nachtomi is employed by the Company under an agreement which provides for compensation of $1,000,000 per year. Mr. Nachtomi is eligible to participate in the Superior Performance Award portion of the Company's Bonus Plan (as defined herein), pursuant to which he may earn, in addition to the bonus described below (see "Report of Board of Directors Compensation Committee as to Executive Compensation -- Executive Compensation"), an additional bonus based upon the Company's performance with respect to a performance indicator selected by the Compensation Committee relative to the performance of a peer group of companies selected by the Committee. Such additional bonus for any year may range from zero to 200% of the award earned under the Bonus Plan for such year. The agreement has an initial term of five years, which commenced in October 1993, and the Company and Mr. Nachtomi have agreed that the term of the contract will be automatically extended for additional terms of one year unless, not less than 90 days prior to such anniversary date, either party notifies the other that the extension will not take place. In addition, if a Change of Control (as defined in the agreement) occurs during the five year term of the agreement, such term shall automatically be extended to include the five year period commencing on the date on which the Change in Control occurs. The agreement provides that (i) if, prior to a Change of Control, the Company terminates Mr. Nachtomi's employment in breach of the agreement or if Mr. Nachtomi terminates his employment for Good Reason (as defined in the agreement), then the Company will pay him his base salary through the Date of Termination and the product of (A) the sum of (1) Mr. Nachtomi's annual base salary in effect upon the Date of Termination and (2) the average of the annual bonuses, if any, actually paid to Mr. Nachtomi with respect to the two years of his term immediately preceding the year of the term in which the Date of Termination occurs and (B) the number of years (including partial years) remaining in the term and (ii) if, subsequent to a Change in Control, the Company terminates Mr. Nachtomi's employment in breach of the agreement or if Mr. Nachtomi terminates his employment for Good Reason, then the Company will pay his base salary through the Date of Termination and an amount equal to the product of (A) 2.99 and (B) his Base Amount (as defined in Section 280(b)(3) of the Internal Revenue Code of 1986, as amended. In addition, Mr. Nachtomi is eligible to participate fully in all of the Company's health benefits, insurance programs, pension and retirement plans and other employee benefit and compensation arrangements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The Compensation Committee was formed in December 1993, after Mr. Shuman was appointed to the Board of Directors. The members of the Compensation Committee of the Board of Directors are Messrs. Shuman and Osborn. Neither of these individuals has been at any time an officer or employee of the Company.


              REPORT OF BOARD OF DIRECTORS COMPENSATION COMMITTEE
                          AS TO EXECUTIVE COMPENSATION

          The Compensation Committee was formed in December 1993, following the Company's initial public offering of its Common Stock in November 1993. Prior to the formation of the Compensation Committee, decisions regarding executive compensation were made by the Board of Directors. The primary responsibility of the Compensation Committee is to administer the Plan.

          Executive Compensation.   Beginning in April 1993, the Board of
          -----------------------
Directors of the Company, in conjunction with an independent compensation consultant, conducted a review of the Company's executive compensation program in order to attract and retain the highest quality executives, and to motivate such executives to achieve the Company's strategic objectives. The result of the review was the establishment of a comprehensive executive compensation program consisting of base salary, annual incentive bonuses and long-term incentive compensation components.

          Base salary guidelines are assigned to executive positions based on job responsibilities and salary practices for comparable positions within the airline industry and within companies of comparable size. The

Executive Annual Incentive Plan (the "Bonus Plan") provides for the payment of annual bonuses to selected key employees of the Company. Each Bonus Plan participant is assigned a "target award" each year ranging from 15% of salary to 60% of salary, based upon the participant's position with the Company. Based upon (i) the Company's actual performance as compared to targets established annually by the Compensation Committee with respect to performance measures selected by the Committee and (ii) in the case of certain participants, the extent to which individual performance objectives are achieved, participants in the Bonus Plan may earn incentive awards ranging from 90% of the "target award" to 200% of the "target award." No bonuses were awarded pursuant to the Bonus Plan during fiscal 1996.

          In addition, the Plan links executive compensation to the Company's performance over a multi-year performance period and provides incentives for employee retention. Pursuant to the Plan, employees of the Company are eligible to receive awards of stock options, SARs, restricted stock and other long-term incentive awards.

          Reflecting the Company's change from private to public ownership, the Compensation Committee intends to refine the Company's compensation policies to enhance the profitability of the Company and to maximize stockholder value by closely aligning the financial interests of the Company's executive officers with those of its stockholders. In this regard, the Compensation Committee, in recommending and approving compensation levels and performance targets, will review the executive compensation programs maintained by other public companies that are similarly situated with the Company.

          Chief Executive Officer Compensation.   Mr. Nachtomi's 1996
          -------------------------------------
compensation and the terms of his employment contract, under which Mr. Nachtomi's compensation has been established through October 1998, were determined in 1993 (prior to the formation of the Compensation Committee), and were based upon his unique role in achieving increased operating results for the Company and establishing the Company as a publicly traded corporation, as well as his substantial work in positioning the Company for sustainable future growth.

          Historically, Mr. Nachtomi has received bonus compensation at the discretion of the Board of Directors in recognition of the Company's performance. Although under his employment agreement Mr. Nachtomi remains eligible to participate in the Company's bonus plans, Mr. Nachtomi has agreed not to receive any additional bonus compensation through December 31, 1996.

          Effective January 1, 1994, the Internal Revenue Service adopted new regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended, relating to restrictions on corporate deductions for individual executive compensation in excess of $1,000,000 per year. Although the Company did not modify its compensation policies in 1996, the Compensation Committee intends to periodically review the Company's compensation policies. If necessary or desirable, and to the extent consistent with the Company's other compensation objectives, the Committee will propose appropriate modifications to the Company's executive compensation plans and policies in order to implement the Company's executive compensation program in a manner that will avoid or minimize any disallowance of the tax deductions under Section 162(m).

                 By:   Compensation Committee of the Board of Directors:

        Stanley S. Shuman                            Stephen A. Osborn



                              CERTAIN TRANSACTIONS

        Hewes, Gelband, Lambert & Dann, P.C., a law firm of which Stephen L. Gelband (the Secretary, General Counsel and a Director of the Company) is a Vice President, was paid a total of $388,591.82 in fees and expenses for services rendered to the Company for the year ended December 31, 1996.

        Skadden, Arps, Slate, Meagher & Flom LLP, a law firm to which Henry P. Baer (a Director of the Company) is of counsel, performs certain legal services for the Company.

        Mr. Shuman, a Director of the Company, is also a Director of Hudson General Corporation, which is presently a plaintiff in a litigation against the Company in New York State court contending that it is entitled to damages with respect to certain contracts which had been terminated by the Company. See Item
3.  Legal Proceedings in the Company's Form 10-K.


                               PERFORMANCE GRAPH

        The following graph provides a comparison of the cumulative total stockholder return on the Company's Common Stock with those of the stated indices between January 1, 1995 and December 31, 1996.

         Plot Points for Performance Graph

  MONTH    TOWER AIR  S&P AIRLINE  NASDAQ COMPOSITE
---------  ---------  -----------  ----------------
DEC-96       38.1193      147.378           170.952
NOV-96       44.3248      155.269           171.161
OCT-96       53.1897      141.641           161.747
SEP-96       62.0547      139.146           162.463
AUG-96       65.0063      140.904           151.152
JUL-96       68.5201      140.395           143.087
JUN-96       70.2771      162.611           156.915
MAY-96       81.9202      164.017           164.649
APR-96       96.7356      160.297           157.643
MAR-96       78.4342      159.708           145.842
FEB-96       89.9951      159.233           145.663
JAN-96      102.1100      137.665           140.332
DEC-95       93.4565      134.146           139.318
NOV-95       98.0674      140.660           140.254
OCT-95      101.5080      119.379           137.190
SEP-95      103.6590      131.952           138.181
AUG-95      109.5290      132.080           135.078
JUL-95      107.8180      142.832           132.575
JUN-95      112.9520      134.169           123.603
MAY-95       97.0786      120.772           114.484
APR-95       93.6723      120.820           111.756
MAR-95       112.407      109.383           108.211
FEB-95       106.780      103.724           105.102
JAN-95       100.000      100.000           100.000


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and any persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish copies of all Section 16(a) forms they file to the Company. The specific due dates for these reports have been established by the SEC, and the Company is required to report in this Proxy Statement any failure to file by the established dates.

        Based solely on its review of the copies of such forms which it has received, the Company believes that during fiscal 1996, the following required
Section 16(a) filings by officers, directors and greater than ten percent beneficial owners were late: (i) Mr. Punwani, the Company's Chief Financial Officer and Vice President -- Finance, filed a late Form 3 to indicate that he had received options to purchase Common Stock of the Company and (ii) each of Messrs. Gelband, Osborn, Baer and Shuman, directors of the Company, filed a late Form 5 to indicate that he had received options to purchase Common Stock of the Company.

                             STOCKHOLDER PROPOSALS

        Any stockholder proposal intended to be presented at the 1998 Annual Meeting should be sent to the Secretary of the Company at Tower Air, Hangar 17, JFK International Airport, Jamaica, New York 11430, and must be received on or before January 2, 1998 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Due to the complexity of the respective rights of the stockholder and the Company in this area, any stockholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights.

        The above notice and proxy statement are being sent by order of the Board of Directors.


                                         /s/ Stephen L. Gelband


                                         STEPHEN L. GELBAND
                                         Secretary

Jamaica, New York
Dated:   May 2, 1997

[X]   PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE

1.  ELECTION OF                      FOR       WITHHELD
    DIRECTORS (SEE                   [_]          [_]
    REVERSE)

FOR, EXCEPT VOTES WITHHELD FROM THE FOLLOWING NOMINEE(S):

---------------------------------------------------------


2.  Ratification of Ernst & Young    FOR       AGAINST      ABSTAIN
    LLP as independent auditors      [_]          [_]         [_]
    for the year 1997



                                                YES        NO
DO YOU PLAN TO ATTEND THE ANNUAL MEETING?       [_]        [_]


THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE BOARD OF DIRECTORS' NOMINEES AND FOR PROPOSAL 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.


SIGNATURE(S) _____________________________    DATE ____________
NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.



--------------------------------------------------------------------------------
                                     PROXY

                                TOWER AIR, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               OF TOWER AIR, INC.

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 20, 1997

  The undersigned hereby appoints Morris K. Nachtomi and Stephen L. Gelband, or either of them, proxies of the undersigned, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of TOWER AIR, INC. upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

  ELECTION OF DIRECTORS

  Nominees: Morris K. Nachtomi, Stephen L. Gelband, Stephen A. Osborn, Henry P. Baer, Stanley S. Shuman and Leo-Arthur Kelmenson.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                SEE REVERSE SIDE